Exhibit 99.1

Form 4 Joint Filer Information

Name:	CCM Denali Equity Holdings, LP
Address:	875 Third Avenue 11th Floor New York, NY 10022
Date of Event Requiring Statement:	01/23/2025

Name:	CCM Denali Equity Holdings GP, LLC
Address:	875 Third Avenue 11th Floor New York, NY 10022
Date of Event Requiring Statement:	01/23/2025